Exhibit 10.2

VOLUNTARY SURRENDER AGREEMENT
(All Assets)

THIS VOLUNTARY SURRENDER AGREEMENT (the “Agreement”) is dated as of August ___, 2009 (the “Effective Date”) and made by and among:

(1)
Nature Vision, Inc, a Minnesota corporation (“NVI”), and Nature Vision Operating, Inc., a Minnesota corporation (and together with NVI hereinafter individually, the “Debtor” and collectively, the “Debtors”); and

(2)	M&I Business Credit, LLC, a Minnesota limited liability company, (hereinafter, together with its participants, successors and assigns, the “Creditor”).

R E C I T A L S:

A.	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement (as defined herein).

B.
Debtors and Creditor entered into a Credit and Security Agreement dated November 8, 2007 (as amended or supplemented, the “Credit Agreement”), whereby the Creditor made loans to Debtors and Debtors executed and delivered for the Creditor’s benefit certain Security Documents.

C.
Pursuant to Section 3(a) of the Credit Agreement, the Creditor was granted Security Interests in all Collateral, including all proceeds and products thereof and, including without limitation, the following: Debtors’ inventory, documents of title, accounts, equipment and fixtures, investment property, general intangibles, and other miscellaneous collateral and all other assets, whether now owned or hereinafter acquired.

D.
Creditor has perfected its Security Interests in the Collateral by, among other things, filing financing statements with the Secretary of State of Minnesota.  Said financing statements represent a first secured interest in the Collateral.

E.
As of August ____, 2009, the Debtors’ Obligations to Creditor equal the principal sum of $_____________, plus accrued interest of $___________ (which sums, together with accrued and unpaid fees and expenses of Creditor, together with all other sums now or hereafter owing to Creditor under the Credit Agreement and related loan documents shall be referred to herein as the “Obligations”).

F.	Debtors are in default under the Credit Agreement and unable to cure such defaults and/or repay its Obligations to the Creditor.

G.	Creditor has the right to accelerate and demand immediate payment of all amounts owing under the Credit Agreement.

H.	Pursuant to the Credit Agreement, Creditor has the right to take possession of and to foreclose upon the Collateral if a defaults exists.

I.	Creditor has made demand that Debtors marshal and turn over the Collateral.

J.
Debtors have offered the Collateral for sale for a reasonable time period, have solicited offers to purchase the Collateral, have received various offers to purchase the Collateral or portions thereof and have engaged David Dalvey of Mount Yale Capital Group to assist Debtors in identifying and soliciting prospective purchasers for the Collateral.   As of the date hereof, the Debtors have failed to close on any such sales.

K.
Debtors have further received an offer (the “Stock Purchase Transaction”) from Swordfish Financial, Inc. (“Swordfish Financial”) to purchase approximately 10,987,417 shares of common stock of NVI in exchange for a promissory note payable to NVI in the amount of $3,500,000 (the “Swordfish Note”).

L.
Creditor desires that Debtors marshal and turn over possession of all Collateral to Creditor and Debtors have requested that Creditor provide certain accommodations in connection with the Stock Purchase Transaction, each pursuant and subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A G R E E M E N T:

1.      Affirmation of Facts.  Debtors agree that: (a) each of the recitals set forth above are true and correct statements of fact; (b) all agreements and other documents evidencing and governing the Obligations, including without limitation, the Credit Agreement, together with all other related Security Documents and documents executed by or for the benefit of Creditor are in full force and effect and binding on Debtors; (c) Debtors are now in default under the aforementioned agreements and other documents governing the Obligations and acknowledge and agree that the Creditor has duly demanded and accelerated payment of all Obligations, each of which are currently due and payable in full to Creditor; and (d) Creditor has the immediate right to exercise all rights and remedies under the Credit Agreement and the other Security Documents, including without limitation, any foreclosure rights and remedies, without further notice to or consent of any party.

2.      Demand/Turn Over.  Creditor hereby makes demand for marshalling and turn over of the Collateral (including all computers, software, books and records (inclusive of all electronic storage media and passwords as needed to access any such information) of Debtors related thereto and possession of the Debtors’ premises located at 1480 Northern Pacific Road, Brainerd, MN (the “Premises”) and Debtor agrees that it will tender to Creditor possession of Premises and all of Collateral on the Effective Date.

3.      Delivery and Cooperation.  On and after the Effective Date, Debtors shall cooperate in the surrender of Collateral to Creditor (wherever located) for sale or other foreclosure by Creditor of its security interests and the sale of Collateral and the collection of accounts receivable, including, without limitation, forwarding all collections and monies to the Creditor.  Debtors acknowledge and agree that the existing collateral account arrangements shall (including the collateral account maintained with Deerwood Bank for the benefit of Creditor) shall remain in effect; provided however that if Lender shall request that any accounts receivable (or other Collateral proceeds) be remitted directly to Creditor, then Debtors shall provide such notices and take such actions as Creditor may request to effectuate the same.  Debtors shall further cooperate and assist in all actions necessary to deliver full possession and access to the Premises to Creditor, including obtaining any consent or approval of Debtors’ landlord thereto and providing all necessary keys and security passcodes.

4.      Stock Purchase Transaction.  In connection with Debtors’ proposed Stock Purchase Transaction, Debtors and Creditor agree as follows:

(a)
Debtors shall not close or consummate such transactions until after the Effective Date of this Agreement and after the turnover over and deliver of possession of the Collateral and Premises to Creditor;

(b)
________________ (“Subordinated Creditor”) intends to provide a $200,000 loan to Debtors (the “Subordinated Creditor Loan”) to fund, among other things, certain obligations and expenses of the Debtors in consummating the Stock Sale Transaction, which loan is to be secured by a subordinate security interest in all personal property of Debtors.  Debtors intend to deposit the proceeds of such Subordinated Creditor Loan in a depository account with ___________ Bank (the “Subordinate Loan Account”).  Creditor will not object to the foregoing and will not seek to attach or levy against the Subordinate Loan Account or the funds deposited therein provided that Debtors shall cause the Subordinated Creditor to execute and deliver a Subordination Agreement in favor of Creditor pursuant to which the Subordinated Creditor shall subordinate the repayment of the Subordinated Creditor Loan and its security interest in the Collateral to the repayment of the Obligations owing to Creditor and Creditor’s security interest in such assets;

(c)
Debtors shall and shall cause Swordfish Financial to deliver the original Swordfish Note to Creditor and to execute a written acknowledgment and agreement in favor of Creditor pursuant to which they shall acknowledge and agree that until Creditor shall confirm in writing that the Obligations have been paid in full: (i) Creditor shall holds and retain a security interest in the Swordfish Note, (ii) all payments due under such Note shall be wired directly to Creditor; and (iii) the obligations of Swordfish thereunder may not be waived, modified, or terminated except with the prior written consent of Creditor; and

(d)
Notwithstanding the turn over of the Collateral, Creditor agrees that it will permit Debtors to continue to seek orders for the purchase of Debtors’ “Cass Creek” and “Hunting” inventory after the Effective Date subject to the following terms and conditions:

(i)
Creditor shall (and shall cause its Consultants (as hereinafter defined) to) communicate and cooperate with Debtors in obtaining such sales provided that Creditor shall have the right to final approval of the same, which sales shall, among other things, be to credit-worthy parties, unaffiliated with Debtors (and/or Swordfish), and on standard and customary terms;

(ii)	With respect to any approved sale, Creditor shall (and shall cause its Consultants to) cooperate and assist in the release and delivery of the applicable Inventory to the agreed upon buyer;

(iii)	All accounts receivable and collections resulting from such sales shall be payable directly to Creditor in accordance with such remittance/collection procedures as Creditor may request;

(iv)
In consideration of the foregoing, Debtors agree to pay Creditor, a monthly liquidation charge in the amount of $_____________ (the “Liquidation Charge”) commencing on the date hereof and continuing on the same date of each month hereafter until the Obligations have been paid in full.  If Debtors fail to make such payment to Creditor, then Creditor shall have the right to charge Debtors a Liquidation Fee of $___________; and

(v)
Debtors rights (and Creditor’s obligations) under this Section 4(d) are terminable by Creditor at any time in Creditor’s sole and absolute discretion, for any reason or no reason at all, and with or without notice to Debtors.

(e)	Reserved.

5.      Engagement of Consultants.  Creditor intends to engage each of [Rob King], ________________ and ______________________ (collectively, the “Consultants”) as agents and represents of Creditor to assist in the liquidation, collection and safeguarding of the Collateral.  After the Effective Date, the Consultants will no longer be employees, agents or representatives of Debtors and will solely be agents and representatives of Creditor.  Without limiting the terms of Section 7 below, Creditor is not assuming any payroll, benefit or other employment related obligations due by Debtors to Consultants.

6.      Access to Records/Premises.  Creditor and Debtors agree that so long as Creditor has possession of the Premises and/or the applicable records, Creditor shall from time to time grant Debtors supervised access to the Premises, upon reasonable advance written notice and normal business hours, to retrieve copies of any business or accounting records maintained at the Premises, including any computers or other electronic records located thereon, and/or in the alternative, to cooperate in the provision of such records to Debtors electronically.

7.      No Assumption of Liabilities. Notwithstanding anything to the contrary contained herein, Creditor is not assuming any liabilities or obligations of Debtors to any other person, entity or governmental authority, including without limitation, with respect to the Collateral or the Premises.

8.      Creditor’s Reservation of Rights.  Debtors acknowledge that the Creditor is not accepting the Collateral under this Agreement in full or partial satisfaction of the Debtors’ Obligations to Creditor.  Creditor is not amending or waiving and hereby reserves all of its rights and remedies under the Uniform Commercial Code, the Credit Agreement, Security Documents, and any other documents between Creditor and each Debtor, including without limitation Creditor’s right to pursue a deficiency against Debtors.

9.      Waiver of Sale Rights.  On the Effective Date, Debtors renounce and waive: (a) all rights to notification of, or right to object to, any sale or retention of the Collateral under any applicable law, including without limitation, Sections 9-611 and 9-620 of the Uniform Commercial Code as adopted in the State of Minnesota; and (b) any right to redeem the Collateral subject to security interests in favor of Creditor pursuant to Section 9-623 of the Uniform Commercial Code and Section 336.9-623 of the Minnesota Statutes.

10.      No Defense.  Debtors hereby acknowledge and agree that no events, conditions or circumstances have arisen or exist as of the date hereof which would give Debtors the right to assert a defense, counterclaim and/or set off to any claim by Creditor for the Obligations or any documents securing the Obligations, including without limitation, the Credit Agreement and the Security Documents, and to the extent any such defense, right of setoff or counterclaim against Creditor shall exist, whether known or unknown, each of the same are hereby absolutely released and forever waived by the Debtors.

11.      Representations and Warranties.  The Debtors hereby represent and warrant to Creditor as follows:

(a)       Each Debtor has all requisite power and authority to execute this and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by and constitutes the legal, valid and binding obligation of each Debtor, enforceable in accordance with its terms.

(b)      The execution, delivery and performance by each Debtor of this Agreement have been duly authorized by all necessary corporate and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to each Debtor, or the articles of incorporation or by-laws of each Debtor.

12.      Relationship of the Parties.  The relationship of the parties to this Agreement is that of debtor and creditor.  In no event shall Debtors and Creditor be deemed to be partners or joint venturers nor is any agency relationship created hereunder.

13.      Release.  Debtors hereby release Creditor and all of its officers, directors, agents, employees, legal counsel and other representatives from any and all claims, demands, causes of action, liability, damage, loss, costs and expenses which it has paid, incurred or sustained, or believes it has paid, incurred or sustained, known or unknown, absolute or contingent, liquidated or unliquidated, as a result of or related to:

(a)           The transactions evidenced by or related to the agreements and other documents governing the Obligations, including without limitation, the Credit Agreement and/or Security Documents;

(b)           Any actions or omissions of Creditor or any of its officers, directors, agents, employees, legal counsel or other representatives in connection therewith or related thereto; or

(c)           The extension or denial of credit under the agreements and other documents governing the Obligations; or

(d)           Any  payments or collateral received by Creditor at anytime.

14.      Legal Counsel.  Debtors hereby warrant and represent to Creditor that they have consulted with and received advice from legal counsel of its choice with respect to this Agreement and the documents related hereto or has had the opportunity to consult with legal counsel of its choice and has made its own decision not to consult legal counsel.  Without limiting the generality of the foregoing, Debtors acknowledge that they have legal and business options available to it other than the execution and delivery of this Agreement and the documents related hereto, but have nevertheless decided to execute and deliver the Agreement and has done so voluntarily without duress.

15.      Miscellaneous.

(a)           Time of Essence.  Time is of the essence of this Agreement.

(b)           Waiver; Amendment.  This Agreement can be waived, amended, terminated or discharged only explicitly in a writing executed by both parties hereto.

(c)           No Waiver of Rights.  Any delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Creditor.

(d)           Third-Party Beneficiary Rights.  Creditor and Debtors do not intend to create any third party beneficiary rights hereunder.

(e)           Effect of Agreement.  The terms and conditions of the Credit Agreement, the Security Documents and all other related documents and agreements (collectively, the “Loan Documents”) shall remain in full force and effect.  All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements and alleged agreements by or among Creditor and Debtors are hereby merged into this Agreement and such Loan Documents, and shall not be enforceable unless expressly set forth in this Agreement and the Loan Documents.

(f)           Binding Agreement.  This Agreement shall be binding upon Debtors and Creditor, and their successors and assigns and it shall inure to the benefit of Debtors and Creditor and their successors and assigns.

(g)           Jurisdiction and Venue.  DEBTORS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN HENNEPIN COUNTY, MINNESOTA AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE LOAN DOCUMENTS, THE COLLATERAL, THE OBLIGATIONS, OR ANY OTHER SECURITY DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING.  Nothing herein shall affect Creditor’s rights to serve process in any manner permitted by law, or limit Creditor’s right to bring proceedings against Debtors in the competent courts of any other jurisdiction or jurisdictions.

(h)           Governing Law.  This Agreement shall be governed by the substantive laws of the State of Minnesota, without giving effect to conflict of law provisions contained therein.

(i)           Illegality.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

(j)           Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile (including electronic communication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.      Further Assurances.  Debtors shall execute and deliver to Creditor such further instruments of transfer, conveyance, assignment and confirmation as shall be reasonably helpful, necessary, and/or appropriate to effectuate the terms of this Agreement, including the transfer of the Collateral, regardless of whether or not such documents are prepared as of the date hereof.

17.      Waiver of Trial by Jury.  DEBTORS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, THE COLLATERAL, THE OBLIGATIONS OR ANY OTHER SECURITY DOCUMENT OR TRANSACTIONS BETWEEN DEBTORS AND CREDITOR.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NATURE VISION, INC.

By:	/s/ Jeffery P. Zernov
Its	President – Chief Executive Officer

NATURE VISION OPERATING, INC.

By	/s/Jeffery P. Zernov
Its	President – Chief Executive Officer

M&I BUSINESS CREDIT, LLC

By:
Its: